SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499	43-1843179
333-77499-01	43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

      Charter Communications, Inc., the indirect parent company and manager of Charter Communications Holdings, LLC ("Charter Holdings") and Charter Communications Holdings Capital Corporation, announced the results to date of the offers by CCH II, LLC ("CCH II") and CCH I, LLC (“CCH I”), indirect subsidiaries of Charter and Charter Holdings, to issue new 10.25% Senior Notes due 2013 of CCH II (the “CCH II Notes”) and 11.00% Senior Secured Notes due 2015 of CCH I (the “CCH I Notes” and, collectively with the CCH II Notes, the “New Notes”) in exchange for up to any and all of each series of the outstanding notes of Charter Holdings with maturities in 2009 and 2010 (the “2009-2010 Notes”) and in 2011 and 2012 (the “2011-2012 Notes” and, collectively with the 2009-2010 Notes, the “Old Notes”).

As of 5:00 PM, Eastern Time, on Thursday, August 24, 2006, approximately $483.1 million in aggregate principal amount of Old Notes had been validly tendered, consisting of approximately $183.1 million aggregate principal amount of the 2009-2010 Notes and approximately $300.0 million aggregate principal amount of 2011-2012 Notes.

Based upon the tenders to date and subject to consummation of the offers, $200.0 million aggregate principal amount of CCH II Notes and approximately $212.0 million aggregate principal amount of CCH I Notes would be issued. Approximately $593.2 million aggregate principal amount of 2009-2010 Notes and approximately $583.4 million aggregate principal amount of 2011-2012 Notes would remain outstanding.

The press release announcing the above results is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press Release dated as of August 25, 2006. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: August 25, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Secretary

  CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
  Registrant

Dated: August 25, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated as of August 25, 2006. *

* filed herewith